Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Skechers U.S.A, Inc. (the “Company”) on Form 10-Q for the quarter ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ Robert Greenberg

Robert Greenberg
Chief Executive Officer
(Principal Executive Officer)
November 8, 2004

/S/ David Weinberg

David Weinberg
Chief Financial Officer
(Principal Financial and Accounting Officer)
November 8, 2004

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY THE SECTION 906 HAS
BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED
TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.